SCHEDULE 13D
CUSIP No. 09141T 10 7	Page 1 of 1 Pages

EXHIBIT 7

Amended and Restated Joint Filing Agreement

                     The undersigned parties hereby agree that the Schedule 13D filed herewith relating to the Common Stock, par value $0.01 per share of the Bishop Capital Corporation is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each person.

Date:	July 7, 2004
Robotti & Company, Incorporated

/s/ Robert E. Robotti		By:	/s/ Robert E. Robotti

Robert E. Robotti			Name: Robert E. Robotti
Title: President and Treasurer

Robotti & Company, LLC			/s/ Kenneth R. Wasiak

Kenneth R. Wasiak
By:	Robotti & Company, Incorporated
Its Managing Member

By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
Title: President and Treasurer

Ravenswood Management Company, L.L.C.		The Ravenswood Investment Company, L.P.

By:	/s/ Robert E. Robotti	By:	Ravenswood Management Company, L.L.C.

	Name: Robert E. Robotti		Its General Partner
Title: Managing Member

		By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member